JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of this 10th day of March 2022, by and among Wilkes Participações S.A., Segisor S.A.S., Casino, Guichard-Perrachon S.A., Rallye S.A., Foncière Euris S.A., Finatis S.A., Euris S.A.S., Euris Holding S.A.S. and Jean-Charles Naouri.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the common shares, no par value per share, of Sendas Distribuidora S.A. is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Wilkes Participações S.A. By: /s/ Carlos Eduardo Prado
Name:	Carlos Eduardo Prado
Title:	Director

By: /s/ Juan Javier Bordaberry Herran
Name:	Juan Javier Bordaberry Herran
Title:	Director

Segisor S.A.S. By: /s/ Pascal Rivet
Name:	Pascal Rivet
Title:	General Manager

Casino, Guichard-Perrachon S.A. By: /s/ Jean-Charles Naouri
Name:	Jean-Charles Naouri
Title:	Chairman and Chief Executive Officer

Rallye S.A. By: /s/ Franck Hattab
Name:	Franck Hattab
Title:	Chief Executive Officer

Foncière Euris S.A. By: /s/ Michel Savart
Name:	Michel Savart
Title:	Chairman and Chief Executive Officer

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Finatis S.A. By: /s/ Didier Lévêque
Name:	Didier Lévêque
Title:	Chairman and Chief Executive Officer

Euris S.A.S. By: /s/ Jean-Charles Naouri
Name:	Jean-Charles Naouri
Title:	President

Euris Holding S.A.S. By: /s/ Jean-Charles Naouri
Name:	Jean-Charles Naouri
Title:	President

Jean-Charles Naouri By: /s/ Jean-Charles Naouri
Name:	Jean-Charles Naouri

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